                                                                    EXHIBIT 99.2

                                                      (PULITZER INC. LETTERHEAD)

FOR IMMEDIATE RELEASE

                                    For further information, contact
                                    James V. Maloney, Director of
                                    Shareholder Relations
                                    (314) 340-8402


                       PULITZER INC. REPORTS SIXTH-PERIOD
                   REVENUE FOR FOUR WEEKS ENDED JUNE 29, 2003


ST. LOUIS, July 22, 2003-- Pulitzer Inc. (NYSE: PTZ) today announced that revenues increased 2.7 percent for the four-week accounting period ended June 29, 2003 and increased 0.6 percent for the 26-week year-to-date period when compared to the comparable 2002 periods.

June 2003 advertising revenue in St. Louis and at the 12 Pulitzer Newspapers, Inc. ("PNI") markets increased 3.1 percent versus the comparable period last year, with increases of 3.5 percent at the combined St. Louis operations and 2.1 percent at PNI. The principal components of the sixth-period advertising revenue results were:

         o Retail advertising revenue, including preprints, increased 3.4 percent. Retail ROP increased 4.3 percent, principally due to strength from local retail accounts in St. Louis, which increased 15.4 percent in June, partially offset by decreased advertising in the major department store, furniture and entertainment categories. Retail preprint revenue increased
                  0.4 percent in St. Louis and increased 3.6 percent at PNI.

         o        National advertising revenues, including preprints, increased
                  43.8 percent over the comparable 2002 period due to increased preprint revenue and strong telecommunication and automotive advertising.

         o Classified revenue decreased 5.0 percent from last year due to continued weakness in help wanted and automotive revenue in St. Louis and at PNI. June 2003 help wanted revenue decreased
                  16.3 percent in St. Louis and 7.1 percent at PNI. Automotive revenue decreased 4.4 percent in St. Louis and 10.4 percent at PNI. June real estate revenue increased 6.2 percent in St. Louis and 12.0 percent at PNI.




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June 2003 advertising revenue associated with the Company's 50 percent interest in the Tucson Newspaper Agency ("TNI") increased 0.7 percent, while total revenue increased 1.3 percent. TNI retail revenue, including preprints, increased 3.0 percent with a 21.0 percent increase in retail preprints. Local territory revenues increased 7.3 percent for the period. TNI national revenue, including preprints, decreased 16.0 percent, principally due to weaknesses in travel and telecommunication advertising, partially offset by increases in the entertainment category. June classified revenue remained flat, with help wanted revenue decreasing 3.4 percent and automotive and real estate categories increasing 5.1 percent and 1.5 percent, respectively.

Revenues from the Company's Internet operations in St. Louis, and at PNI and TNI increased by 48.3 percent in June and 47.6 percent for the six-month period ended June 29, 2003. The Company reports these revenues as a component of advertising revenue.

                                      ***

Pulitzer Inc., through various subsidiaries and affiliated entities, is engaged in newspaper publishing and related new media activities. The Company's newspaper operations include two major metropolitan dailies, the St. Louis Post-Dispatch and the Arizona Daily Star in Tucson, Arizona, and 12 other dailies: The Pantagraph, Bloomington, Ill.; The Daily Herald, Provo, Utah; the Santa Maria Times, Santa Maria, Calif.; The Napa Valley Register, Napa, Calif.; The World, Coos Bay, Ore.; The Sentinel, Hanford, Calif.; the Arizona Daily Sun, Flagstaff, Ariz.; the Daily Chronicle, DeKalb, Ill.; The Garden Island, Lihue, Hawaii; the Daily Journal, Park Hills, Mo.; The Lompoc Record, Lompoc, Calif.; and The Daily News, Rhinelander, Wisc. The Company's newspaper operations also include the Suburban Journals of Greater St. Louis, a group of 37 weekly papers and various niche publications.

The Company's new media and interactive initiatives include STLtoday.com in St. Louis, azstarnet.com in Tucson, and Web sites for all of its other dailies. Pulitzer Inc. is the successor to the company originally founded by Joseph Pulitzer in St. Louis in 1878. For further information, visit our Web site at www.pulitzerinc.com.






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NOTE:

Statements in this press release concerning the Company's business outlook or future economic performance, anticipated profitability, revenues, expenses or other financial items, together with other statements that are not historical facts, are "forward-looking statements" as that term is defined under the Federal Securities Laws. Forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from those stated in such statements. Such risks, uncertainties and other factors include, but are not limited to, industry cyclicality, the seasonal nature of the business, changes in pricing or other actions by competitors or suppliers (including newsprint), outcome of labor negotiations, capital or similar requirements, and general economic conditions, any of which may impact advertising and circulation revenues and various types of expenses, as well as other risks detailed in the Company's filings with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in "forward-looking statements" are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. Accordingly, investors are cautioned not to place undue reliance on any such "forward-looking statements," and the Company disclaims any obligation to update the information contained herein or to publicly announce the result of any revisions to such "forward-looking statements" to reflect future events or developments.





                                -tables attached-

PULITZER INC. AND SUBSIDIARIES
PERIOD REVENUE AND STATISTICAL REPORT


SELECTED STATISTICAL INFORMATION

                                               Four Weeks     Four Weeks                    26 Weeks      26 Weeks
                                                 Ended          Ended                        Ended         Ended
                                                June 29,       June 30,                     June 29,      June 30,
                                                  2003      2002 (Note 3)    Change           2003      2002 (Note 3)    Change
                                               -----------  -------------  -----------     -----------  -------------  -----------

ADVERTISING LINAGE (in thousands of inches)

ST. LOUIS POST-DISPATCH:
  Advertising Inches
    Full run (all zones)
      Retail                                          56.5          52.2           8.2%          357.7         339.7           5.3%
      General                                         16.6          15.2           9.5%           97.6          93.4           4.4%
      Classified                                      82.6          89.1          (7.3)%         505.7         527.8          (4.2)%
                                               -----------   -----------   -----------     -----------   -----------   -----------
        Total                                        155.7         156.5          (0.5)%         961.0         961.0           0.0%
    Part run (Retail/Classified) (Note 4)             35.8          51.4         (30.3)%         234.9         286.1         (17.9)%
                                               -----------   -----------   -----------     -----------   -----------   -----------
        Total Inches                                 191.5         207.9          (7.9)%       1,195.9       1,247.0          (4.1)%
                                               ===========   ===========   ===========     ===========   ===========   ===========

TUCSON NEWSPAPER AGENCY:
  Star/Citizen advertising inches
    Full run (all zones)
      Retail                                         108.5         117.3          (7.5)%         758.3         792.3          (4.3)%
      General                                          9.6          10.2          (5.9)%          47.7          48.4          (1.4)%
      Classified                                     124.5         122.2           1.9%          777.0         764.2           1.7%
                                               -----------   -----------   -----------     -----------   -----------   -----------
        Total                                        242.6         249.7          (2.8)%       1,583.0       1,604.9          (1.4)%
    Part run (Retail/Classified)                       5.4           1.4         285.7%           36.3          54.3         (33.1)%
                                               -----------   -----------   -----------     -----------   -----------   -----------
        Total Inches                                 248.0         251.1          (1.2)%       1,619.3       1,659.2          (2.4)%
                                               ===========   ===========   ===========     ===========   ===========   ===========

                                                    Period Average                           Year-to-Date Average
                                               -------------------------                   -------------------------
CIRCULATION (Note 5)                              2003          2002         Change           2003          2002         Change
--------------------                           -----------   -----------   -----------     -----------   -----------   -----------

ST. LOUIS POST-DISPATCH:
    Daily                                          282,914       300,292          (5.8)%       287,229       290,985          (1.3)%
    Sunday                                         462,458       456,576           1.3%        466,343       469,498          (0.7)%

COMBINED PULITZER NEWSPAPERS, INC.:
    Daily                                          181,660       184,235          (1.4)%       188,570       188,561           0.0%
    Sunday                                         189,735       190,119          (0.2)%       190,543       187,588           1.6%

TUCSON NEWSPAPER AGENCY:
    Star Daily                                      95,704        96,221          (0.5)%       106,147       105,488           0.6%
    Citizen Daily                                   32,234        34,898          (7.6)%        34,727        37,003          (6.2)%
                                               -----------   -----------   -----------     -----------   -----------   -----------
      Combined Daily                               127,938       131,119          (2.4)%       140,874       142,491          (1.1)%

    Star Sunday                                    159,590       161,289          (1.1)%       174,122       174,234          (0.1)%

                                         Four Weeks    Four Weeks                       26 Weeks      26 Weeks
                                           Ended         Ended                           Ended          Ended
                                          June 29,      June 30,                        June 29,       June 30,
ONLINE PAGE VIEWS (in thousands)           2003       2002 (Note 3)     Change            2003       2002 (Note 3)     Change
--------------------------------        -----------   -------------   -----------      -----------   -------------   -----------

Combined St. Louis (Note 6)                  18,994         12,678           49.8%         123,200         86,613           42.2%

Combined PNI Web sites (Note 7)               7,273          7,653           (5.0)%         43,101         46,078           (6.5)%

Combined Tucson Web sites                     7,746          5,529           40.1%          39,562         31,837           24.3%

Note 4

  Part-run linage decreased principally due to the elimination of distribution to non-subscribers of the Metro Post zoned sections of the St. Louis Post-Dispatch.

Note 5

  Year-to-date circulation levels represent averages (unaudited) for the current ABC annual audit periods ending September 30 and December 31 for the St. Louis Post-Dispatch and Tucson Newspaper Agency, respectively. Year-to-date PNI amounts represent combined averages (unaudited) for the annual periods ending December 31.

Note 6

  Company estimate for year-to-date 2002.

Note 7

  Beginning in January 2003, the Company changed the manner in which PNI records page view data. 2003 data may not be comparable with 2002 reported results.


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